                                                                     Exhibit 3.1

                                ENDORSED - FILED
                    In the office of the Secretary of State
                           of the State of California

                                  AUG 11 1997

                         BILL JONES, Secretary of State



                    CERTIFICATE OF AMENDMENT AND RESTATEMENT

                      OF THE ARTICLES OF INCORPORATION OF

                    AMERICAN EAGLE MOTORCYCLE COMPANY, INC.



         Greg Spak and David Carson certify that:

         1. They are the president and the secretary, respectively, of AMERICAN EAGLE MOTORCYCLE COMPANY, INC., a California corporation.

         2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

                                   "ARTICLE I

                 The name of this corporation is American Eagle Motorcycle Company, Inc.

                                   ARTICLE II

                 The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                   ARTICLE IV

                 This corporation is authorized to issue two classes of shares, designated respectively "Common Stock" and "Preferred Stock". Ten million (10,000,000) shares of Common Stock may be issued. Five million (5,000,000) shares of Preferred Stock may be issued. The board of directors may divide the Preferred Stock into any number of series. The board shall fix the designation and number of shares of each such series. The board may determine and alter the rights, preferences, privileges, and restrictions granted to and imposed upon any wholly unissued series of the Preferred Stock. The board of directors (within the limits and restrictions of any resolution adopted by it, originally fixing the number of shares of any series) may increase or decrease the number of shares of any such series after the issue of shares of that series, but not below the number of then outstanding shares of such series.

                                   ARTICLE V

                 The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                   ARTICLE VI

                 The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code."

         3. The foregoing amendment and the restatement of articles of incorporation has been duly approved by the board of directors.

         4. The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 4,054,600. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: April 21, 1997


                                 /s/ GREG SPAK
                                 --------------------------------
                                     Greg Spak, President


                                 /s/ DAVID CARSON
                                 --------------------------------
                                     David Carson, Secretary

                                 ENDORSED-FILED
                    In the office of the Secretary of State
                           of the State of California

                                  JUL 25 1997

                         BILL JONES, Secretary of State


                              AMENDED AND RESTATED

                          ARTICLES OF INCORPORATION OF

                    AMERICAN EAGLE MOTORCYCLE COMPANY, INC.


         Greg Spak and David Carson certify that:

         1. They are the president and the secretary, respectively, of AMERICAN EAGLE MOTORCYCLE COMPANY INC., a California corporation.

         2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

                                   "ARTICLE I

         The name of this corporation is American Eagle Motorcycle Company, Inc.

                                   ARTICLE II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE IV

         This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 10,000,000.

                                   ARTICLE V

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                   ARTICLE VI

         The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw.

         provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code."

         3. The foregoing amendment and the restatement of articles of incorporation has been duly approved by the board of directors.

         4. The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 4,000,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: April 21, 1997


                                 /s/ GREG SPAK
                                 --------------------------------
                                     Greg Spak, President


                                 /s/ DAVID CARSON
                                 --------------------------------
                                     David Carson, Secretary

                                    ENDORSED
                                     FILED
                    In the office of the Secretary of State
                           of the State of California

                                  JAN - 8 1996

                         BILL JONES, Secretary of State

                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                    AMERICAN EAGLE MOTORCYCLE COMPANY, INC.


         ARTHUR B. JACOBS certifies that:

         1. He is the sole incorporator of American Eagle Motorcycle Company, Inc. a California corporation.

         2. He hereby adopts the following amendment of the articles of incorporation of said corporation;
                 Article IV is amended to read as follows:

                 "This corporation is authorized to issue only one class of stock; and the total numbers of shares which this corporation is authorized to issue is 5,000,000. All of the corporation's issued shares of all classes shall be held of record by not more than 35 persons. This corporation is a close corporation."

         3. No directors were named in the original articles of incorporation of the above-named corporation and none have been elected.

         4. The corporation has issued no shares.



                              /s/ ARTHUR B. JACOBS
                              ----------------------------------
                                  Arthur B. Jacobs, Incorporator

The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of his own knowledge and that this declaration was executed on January 3, 1996 at, Monterey, California 93940.


                              /s/ ARTHUR B. JACOBS
                              ----------------------------------
                                  Arthur B. Jacobs

                                    ENDORSED
                                     FILED
                    In the office of the Secretary of State
                           of the State of California

                                  AUG 17 1995

                                   BILL JONES
                         BILL JONES, Secretary of State



                           ARTICLES OF INCORPORATION

                                       OF

                    AMERICAN EAGLE MOTORCYCLE COMPANY, INC.


                                       I


         The name of this corporation is AMERICAN EAGLE MOTORCYCLE COMPANY, INC.


                                       II

         The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                      III

         The name and address in the State of California of this corporation's initial agent for service of process is:

                               Arthur B. Jacobs,
                          555 Abrego Street, Suite 200
                               Monterey, CA 93940


                                       IV

         This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized is 50,000. All of the corporation's issued shares of all classes shall be held of record by not more than 35 persons. This corporation is a close corporation.


Date: August 15, 1995                   /s/ ARTHUR B. JACOBS
                                        -----------------------------
                                            Arthur B. Jacobs